Exhibit - 10.71
                                   GOODY'S FAMILY CLOTHING, INC.
                                   EXECUTIVE DEFERRAL PLAN




























Effective Date of Plan:  July 1, 1999


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                                            GOODY'S FAMILY CLOTHING, INC.
                                               EXECUTIVE DEFERRAL PLAN

                                                  Table of Contents

Article                                                                   Page

                  Preamble                                                   1

 1                Definitions                                                1

 2                Participation in the Plan                                  4

 3                Accounts Under the Plan                                    5

 4                Accrual of Benefits                                        5

 5                Vesting                                                    7

 6                Distributions to Participants                              8

 7                Amendment or Termination of the Plan                      11

 8                Plan Administration                                       12

 9                Miscellaneous                                             14
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                                                     Preamble

         The Goody's Family Clothing, Inc. (the "Company") hereby establishes the Goody's Family Clothing, Inc. Executive Deferral Plan (the "Plan"), effective as of the date specified herein. The Company intends to establish and maintain the plan as an unfunded retirement plan for a select group of management or highly compensated employees.

         The purpose of the Plan is to permit designated executives of the Company to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make Elective Deferrals in excess of those permitted under the Goody's Family Clothing, Inc. 401(k) Retirement Plan and to receive matching contributions that are precluded by the provisions of that plan or by applicable law. This plan is an excess benefit plan within the meaning of Section 3(36) of ERISA and is unfunded.

                                                     ARTICLE 1

                                                     Definitions

         As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

         1.1 "Account" means amounts credited to a Participant under the Plan or the aggregate of all of a Participant's accounts. The Plan includes the following types of Account:

                  (a) Salary Reduction Accrual Account; and

                  (b) Matching Contribution Accrual Account.

         1.2 "Allocation Date" means the last day of any Plan Year.

         1.3  "Beneficiary"   means  the  person  or  persons  designated  by  a
Participant, or otherwise entitled, to receive any amount credited to his Account that remains undistributed at his death.

         1.4 "Board of Directors" or "Board" means the board of directors of the Company.

         1.5 "Code" means the Internal Revenue Code of 1986 as amended.

         1.6  "Committee"  means the  committee  appointed  in  accordance  with
Section 8.1 to administer the Plan.

         1.7  "Company"  means  Goody's  Family  Clothing,   Inc.,  a  Tennessee
corporation, and any subsidiaries, affiliates or any successor thereto.

         1.8 "Compensation" means the aggregate compensation paid to a Participant by the Company for a Plan Year, including salary, overtime pay, commissions, bonuses and all other items that constitute wages within the meaning of section 3401(a) of the Code or are required to be reported under section 6041(d), 6051(a)(3) or 6052 of the Code. Compensation also includes Salary Reduction Accruals under this Plan and any Elective Deferrals under cash-or-deferred arrangements or cafeteria plans that are not includible in gross income by reason of section 125 or 402(a)(8) of the Code but does not include any other amounts contributed pursuant to, or received under, this Plan or any other plan of deferred compensation. Compensation excludes all stock option transactions, relocation reimbursements, and automobile allowances.

         1.9 "Disability" means a mental or physical condition that, in the opinion of a licensed physician approved by the Committee, renders a Participant permanently incapable of satisfactorily performing his usual duties for the Company or the duties of such other position as the Company may make available to him for which he is qualified by reason of training, education or experience.

         1.10 "Distributable Amount" means the portion of a Participant's Salary Reduction Accruals for a particular Plan Year eligible for either distribution in cash or deferral under the Qualified Plan in accordance with Section 6.1.

         1.11 "Early Retirement Date" means the later of (a) a Participant's fifty-fifth (55th) birthday or (b) his completion of ten (10) Years of Service.

         1.12 "Effective Date" means July 1,1999, the date on which this Plan went into effect.

         1.13 "Eligible Employee" means: 1. all officers, directors, buyers, and district/regional managers of the Company with annual compensation excluding bonus, that was paid in the year prior to the year of deferral, in excess of the amount defined in IRC Section 414(q) for a highly compensated employee; or 2. all officers, directors, buyers, and district/regional managers of the Company with annual compensation including bonus, that was paid in the year prior to the year of deferral, totaling in excess of the amount defined in IRC Section 414(q) for a highly compensated employee plus $10,000.

         1.14 "Entry Date" means the Effective Date and each January 1st, April 1st, July 1st or October 1st thereafter.

         1.15 "Matching Contribution Accrual" means an amount credited to a Participant's Account in accordance with Section 4.1.2.

         1.16  "Matching   Contribution   Accrual  Account"  means  the  account
established to record Matching Contribution Accruals on a Participant's behalf.

         1.17 "Normal Retirement Date" means the later of (a) a Participant's sixty-fifth (65th) birthday or (b) his completion of five (5) Years of Service.

         1.18 "Participant" means any Eligible Employee who satisfies the conditions for participation in the Plan set forth in Section 2.1.

         1.19 "Plan" means the Goody's Family Clothing, Inc. Executive Deferral Plan, as set forth herein and as from time to time amended.

         1.20 "Plan Year" means the accounting year of the Plan, which ends on December 31st.

         1.21 "Qualified Plan" means the Goody's Family Clothing, Inc. 401(k) Retirement Plan, as from time to time amended.

         1.22 "Salary Reduction Accrual" means an amount credited to the Salary Reduction Accrual Account pursuant to a Salary Reduction Agreement.

         1.23 "Salary Reduction Accrual Account" means the account established to record Salary Reduction Accruals authorized by Participants under the terms of this Plan.

         1.24 "Salary Reduction Agreement" means an agreement between a Participant and the Company, under which the Participant agrees to a reduction in his Compensation and the Company agrees to credit him with Salary Reduction Accruals under this Plan.

         1.25  "Termination  of  Employment"  means a  Participant's  or  former
Participant's separation from the service of the Company (including all affiliates of the Company) by reason of his resignation, retirement, discharge or death.

         1.26 "Trust" or "Trust Fund" means any trust established to hold amounts set aside by the Company in accordance with Section 4.4.

         1.27 "Trustee" means the committee appointed by the Board of Directors and any additional or successor trustee of the Trust Fund.

         1.28 "Valuation Date" means any Allocation Date and any other date as of which the value of Participants' Accounts is determined.

         1.29 "Years of Service" means the total number of years for which a Participant has received credit toward vesting under the Qualified Plan.

         1.30  Rules of construction

         1.30.1 Governing law. The construction and operation of this Plan and Trust are governed by the laws of Tennessee.

         1.30.2 Undefined terms. Unless the context clearly requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Qualified Plan.

         1.30.3 Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

         1.30.4 Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

         1.30.5 Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

         1.30.6 Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.


                                                      ARTICLE 2

                                              Participation in the Plan

         2.1 Commencement of participation. An employee of the Company becomes a Participant on the earliest Entry Date on which he satisfies all of the following conditions:

                  (a) he is an Eligible Employee;

                  (b) he is eligible to make elective deferrals to the Qualified Plan; and

                  (c) he has executed a valid Salary Reduction Agreement that is still in effect.

         2.2 Cessation of participation. If a Participant ceases to satisfy any of the conditions set forth in Section 2.1, his participation in this Plan terminates immediately, except that his Account will continue to be held for his benefit and will be distributed to him in accordance with the provisions of
Article 5. He may resume participation as of any Entry Date on which he again satisfies the conditions of Section 2.1.





                                                      ARTICLE 3

                                              Accounts Under the Plan

         3.1 Establishment of Accounts.  The accounts  specified in this Section
3.1 are established under the Plan to record the liability of the Company to Participants. All Accounts may be maintained on the books of the Company, and the Company is under no obligation to segregate any assets to provide for these liabilities. Should the Company elect to segregate assets into a trust fund pursuant to Section 4.4 of the Plan, the accounts specified in this Section 3.1 may be maintained on the books of such fund.

         3.1.1 Salary Reduction Accrual Accounts. A Salary Reduction Accrual Account is maintained for each Participant for the purpose of recording the current value of his Salary Reduction Accruals.

         3.1.2 Matching Contribution Accrual Accounts. A Matching Contribution Accrual Account is maintained for each Participant for the purpose of recording the value of Matching Contribution Accruals credited on his behalf in accordance with Section 4.1.2.

         3.2  Valuation of Accounts

         3.2.1 Timing of valuation. All Accounts are valued as of each Allocation Date and as of any other Valuation Date fixed by the Committee.

         3.3 Method of valuing Accounts. The value of an Account as of any Valuation Date is equal to the sum of -

     (a) the fair market value of the Account's interest in the Trust Fund, plus

                  (b) any benefits accrued under Article 4 with respect to which the Company has not made contributions to the Trust Fund, with interest thereon at the rate established by the Committee in accordance with
         Section 4.6.


                                                      ARTICLE 4

                                                 Accrual of Benefits

         4.1 Types of contribution. For any Plan Year, Participants may accrue benefits under each of the provisions of this Section 4.1.

         4.1.1 Salary Reduction Accruals. Salary Reduction Accruals are credited to each Participant to the extent specified in his Salary Reduction Agreement in effect for the Plan Year.

         4.1.2 Accrual of Matching Contributions. The amount of such Matching Contributions made on behalf of Salary Reduction Agreements shall be such amount, if any, equal to that percentage of each Participant's Salary Reduction Agreement which the Committee, in its sole discretion, determines from year to year.

         4.2 Timing of accruals. Salary Reduction Accruals are deemed to accrue on the date on which the Participant would otherwise have received the Compensation that he elected to defer. Matching Contribution Accruals are deemed to accrue on the date of the Salary Reduction Accruals to which they relate. A Participant whose Termination of Employment occurred before the date on which any amount described in Section 4.1 would otherwise have accrued is not entitled to that accrual, unless his Termination of Employment was due to death, Disability or retirement at or after his Early Retirement Date or Normal Retirement Date.

         4.3  Salary Reduction Agreements

         4.3.1 Authorization of Salary Reduction Accruals. By executing a Salary Reduction Agreement with respect to a Plan Year, a Participant may elect to have Salary Reduction Accruals credited under the Plan on his behalf. The current salary and bonus of a Participant who executes a Salary Reduction Agreement are reduced by the amount specified in his election, and an equal amount is accrued under the Plan in accordance with Section 4.1.1. An employee who first becomes an Eligible Employee within a Plan Year may execute a Salary Reduction Agreement to become effective upon the next Entry Date into the Plan. An agreement may specify whether the reduction is applied as a percentage amount to regular salary, to bonuses, or to both. Salary Reduction Contributions may not be made with respect to Compensation other than salary and bonuses. A Salary Reduction Agreement becomes irrevocable as of the latest date on which it could be made for a Plan Year.

         4.3.2 Timing of Salary Reduction Agreements. A Salary Reduction Agreement with respect to any Plan Year after this Plan's initial year must be executed no later than the last day of the preceding Plan Year. A Salary Reduction Agreement for the initial Plan Year must be executed before the Effective Date. No Salary Reduction Agreement may be amended or revoked after the last day on which it could have been executed, except that an agreement is automatically revoked if the Participant who executed it ceases to be eligible to participate in the Plan.

         4.3.3 Limitations on Salary Reduction Accruals. The amount deferred by a Participant in accordance with Section 4.3.1 for any Plan Year may not exceed the lesser of twenty-five percent (25%) of his Compensation of that year or $30,000, less his salary reduction contributions under the Qualified Plan.

         4.3.4 Election to defer Distributable Amount. A Participant's Salary Reduction Agreement must also state whether any Distributable Amount for the Plan Year will be (a) deferred under the Qualified Plan or (b) distributed to him in cash.

         4.4 Contributions to Trust Fund. The Company may, but is not required to, establish a Trust Fund and make contributions to it corresponding to any or all amounts accrued under Section 4.1. These contributions are credited with income, expense, gains and losses in accordance with the investment experience of the Trust Fund. The Committee may direct the Trustee to establish investment funds within the Trust Fund and to permit Participants to direct the allocation of their Account balances among these funds in accordance with rules prescribed by the Committee. The Committee may alter the available funds or the procedures for allocating Account balances among them at any time.

         4.5 Status of the Trust Fund. Notwithstanding any other provision of this Plan, all assets of the Trust Fund remain the property of the Company and are subject to the claims of its creditors. No Participant has any priority claim on Trust assets or any security interest or other right in or to them superior to the rights of general creditors of the Company.

         4.6 Interest on benefit accruals. Any benefit accruals under the Plan with respect to which the Company does not make contributions to the Trust Fund in accordance with Section 4.4 are credited with interest. Interest is credited during each Plan Year at a rate equal to the average interest rate on thirty-year United States Treasury bonds for the calendar month preceeding the first day of the Plan Year. Interest accrues from the date of accrual specified in Section 4.2 through the date on which the Company makes a corresponding contribution to the Trust Fund or the benefit is distributed to the Participant or his Beneficiary. No interest will be credited on any benefit accrual attributable to an Account to the extent the Company makes a corresponding deposit to the Trust Fund with respect to such benefit accrual prior to the 15th business day of the month following the month in which the benefit accrual would otherwise have been payable to the participant in cash.

         4.7 Nonalienability. A Participant's rights under this Plan may not be voluntarily or involuntarily assigned or alienated. If a Participant attempts to assign his rights or enters into bankruptcy proceedings, his right to receive payments personally under the Plan will terminate, and the Committee may apply them in such manner as will, in its judgement, serve the best interests of the Participant.


                                                      ARTICLE 5

                                                       Vesting

         5.1 Definition of "vesting". A Participant's interest in his Accounts is "vested" when it is not subject to forfeiture for any reason. The nonvested portion of an Account is forfeited upon Termination of Employment for any reason other than death, Disability or retirement on or after Early or Normal Retirement Date.

         5.2  Vesting requirements

         5.2.1 When a Participant's interest becomes vested. A Participant's interest in his Salary Reduction Accrual Account is fully (100%) vested at all times. The percentage of his interest in his Matching Contribution Accrual Account that is vested is based upon his number of Years of Service. The vesting schedule  is  contained  in Section  5.2.2.  If any of the events  specified  in
Section 5.2.3 occurs, the Participant's interest in his Matching Contribution Accrual Account is fully (100%) vested regardless of his number of Years of Service.

5.2.2 Vesting schedule. Each Participant has, on any date before his termination, Early Retirement, Normal Retirement, death or Disability, a vested interest in his Matching Contribution Accrual Account based on his number of Years of Service, in accordance with the following schedule:

                  Years of Vesting Service           Vested Percentage

                           1                                             0%
                           2                                            20%
                           3                                            40%
                           4                                            60%
                           5                                            80%
                           6                                           100%

         5.2.3 Full vesting upon Early Retirement, Normal Retirement, death or Disability. Regardless of his number of Years of Service, a Participant's interest in his Matching Contribution Accrual Account becomes fully (100%) vested upon (a) his Early Retirement Date, Normal Retirement Date or date of death, if his Termination of Employment has not previously occurred or (b) the Committee's determination that he is unable to continue to perform his regular duties on account of Disability.


                                                      ARTICLE 6

                                            Distributions to Participants

         6.1      Distribution or Transfer of Salary Reduction Accruals

         6.1.1 Calculation of Distributable Amount. As soon as practicable after the end of each Plan Year, the Committee will determine each Participant's Distributable Amount, which equals the lesser of:


         (a) the excess, if any, of:
(i) the Elective Deferrals that he could have made under the Qualified Plan without causing Elective Deferrals and matching contributions under the Qualified Plan to exceed the limitations of section 401(k)(3), section 402(g), or section 401(m)(2) of the Code, over
(ii) any Elective Deferrals he actually contributed directly to the Qualified Plan, or (b) except for any Participant for whom Item 6.1.1(a)(i), above would be limited by the Section 402(g) limitation for the year, his Salary Reduction Accruals for the Plan Year.

Item 6.1.1(a)(i) above will be calculated on a percentage basis for all Participants. For Participants electing to have their distributable amount distributed directly to them in the form of cash, the percentage so calculated will be as follows:

                  Formula 1: P = ((MA * NH) - DR) / (NP+1), in which P equals the percentage to be calculated, MA equals the maximum Actual Deferral Percentage of all participants in the Qualified Plan, as defined in the Qualified Plan Document, who qualify as "highly compensated employees" for the year, NH equals the total number of participants in the Qualified Plan who are highly compensated employees for the year, DR equals the sum of the ratios of elective contributions to the Qualified Plan to compensation, determined for each individual who is a highly compensated employee for the year but who is not a Participant in the Plan, and NP equals the number of Participants in the Plan who have elected to transfer their distributable amount to the Qualified Plan.

For Participants electing to have their distributable amount transferred to the Qualified Plan, the percentage so calculated will be as follows:

                  Formula 2:  P2 = ((MA * NH) - DR) / NP
in which P2 equals the percentage to be calculated, MA equals the maximum Actual Deferral Percentage of all participants in the Qualified Plan who qualify as "highly compensated employees" for the year, NH equals the total number of participants in the Qualified Plan who are highly compensated employees for the year, DR equals the sum of the ratios of elective contributions to the Qualified Plan to compensation, determined for each individual who is a highly compensated employee for the year but who is not a Participant in the Plan, and NP equals the number of Participants in the Plan who have elected to transfer their distributable amount to the Qualified Plan.

         6.1.2 Distribution or transfer of Distributable Amount. No later than two and one-half (2 1/2) months after the end of each Plan Year, each
Participant's Salary Reduction Accrual Account will be reduced by his Distributable Amount plus accrued earnings (or loss) thereon, and the Company will transfer an amount equal to the Distributable Amount to the Qualified Plan as Elective Deferrals together with the related earnings, except to the extent that he has elected, in his Salary Reduction Agreement for the Plan Year, to have Distributable Amounts distributed to himself in the form of cash.

         6.1.3 Effect of deferral of Distributable Amount on Matching Contribution Accrual Accounts. If a Participant's Distributable Amount is contributed to the Qualified Plan as an elective deferral, his Matching Contribution Accrual Account will be reduced by an amount equal to the matching contributions made on his behalf under the Qualified Plan on account of the deferred Distributable Amount.

         6.1.4 Effect of distribution of Distributable Amount to Employee on Matching Contribution Accrual Accounts. If a Participant's Distributable Amount is distributed to the Participant within two and one-half (2 1/2) months after the end of the Plan Year and is not deferred into the Qualified Plan pursuant to section 6.1.3 above, his Matching Contribution Accrual Account will be reduced by an amount equal to the matching contribution amount that would have been made on his behalf under this Plan on account of the Distributable Amount. This Matching Contribution Accrual Amount will be forfeited by the Participant.

6.1.5 Initial Year Distributable Amount. This Plan is effective as of the Effective Date specified in Section 1.11 of the Plan, and will have an initial Plan Year of less than twelve months. Calculation of the Distributable Amount for this initial Plan Year, and subsequent distribution of such distributable amount either directly to a Participant or into the Qualified Plan, is contingent upon the receipt by the Company of a favorable private letter ruling from the Internal Revenue Service prior to March 15, 2000.

         6.2 Manner of distribution. All distributions (other than Distributable Amounts governed by Section 6.1) to a Participant or Beneficiary will be in the form of a single lump-sum payment.

         6.3 Type of property to be distributed. All distributions from the Plan to Participants and Beneficiaries are made in cash, unless the Committee determines that other property should be distributed.

         6.4 Manner of distribution to minors or incompetents. If at any time any distributee is, in the judgment of the Committee, legally, physically or mentally incapable of receiving any distribution due to him, the distribution will be made to the guardian or legal representative of the distributee, or, if none exists, to any other person or institution that, in the Committee's judgment, will apply the distribution in the best interests of the intended distributee.

         6.5  Election of Beneficiary

         6.5.1 Designation or change of Beneficiary by Participant. When an Eligible Employee qualifies for participation in the Plan, the Committee will send him a Beneficiary designation form, on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Committee. The consent of the Participant's current Beneficiary is not required for a change of Beneficiary and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him shall immediately terminate, unless the Participant has specified otherwise.

         6.5.2 Beneficiary if no election is made. Unless a different Beneficiary has been elected in accordance with Section 6.4.1, the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.

         6.6 Date of Distribution. Distribution of the benefits accrued under the Plan shall occur upon the earliest of: (i) a participant's Termination of Employment for any purpose, (ii) a Participant's death or Disability, and (iii) the termination of the Plan.


                                                      ARTICLE 7

                                        Amendment or Termination of the Plan

         7.1 Company's right to amend Plan. The Board of Directors may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and their Beneficiaries, the Trustee, the Committee and all other parties in interest.

         7.2 When amendments take effect. A resolution amending or terminating the Plan becomes effective as of the date specified therein.

         7.3 Restriction on retroactive amendments. No amendment may be made that retroactively deprives a Participant of any benefit accrued before the date of the amendment.




                                                      ARTICLE 8

                                                 Plan Administration

         8.1 The Administrative Committee. The Plan is administered by a Committee consisting of one or more persons appointed by the Board of Directors. The Board may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee have full authority to act. The Board is responsible for transmitting to the Trustee the names and authorized signatures of the members of the Committee and, as changes take place in membership, the names and signatures of new members. Any member of the Committee may resign by delivering his written resignation to the Board, the Trustee and the Committee. Any such resignation becomes effective upon its receipt by the Board or on such other date as is agreed to by the Board and the resigning member. The Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan.

         8.2 Powers of the Committee. In carrying out its duties with respect to the general administration of the Plan, the Committee has, in addition to any other powers conferred by the Plan or by law, the following powers:

                  (a) to determine all questions relating to eligibility to participate in the Plan;

                  (b) to compute and certify to the Trustee the amount and kind of distributions payable to Participants and their Beneficiaries;

                  (c) to maintain all records necessary for the administration of the Plan that are not maintained by the Company or the Trustee;

                  (d) to interpret the provisions of the Plan and to make and publish such rules for the administration of the Plan as are not inconsistent with the terms thereof;

                  (e) to establish and modify the method of accounting for the Plan or the Trust;

                  (f) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

                  (g) to perform any other acts necessary and proper for the administration of the Plan, except those that are to be performed by the Trustee.

         8.3  Indemnification

         8.3.1 Indemnification of members of the Committee by the Company. The Company agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.

         8.3.2 Liabilities for which members of the Committee are indemnified. Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

         8.3.3 Company's right to settle claims. The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Company.

         8.4 Claims procedure. If a dispute arises between the Committee and a Participant or Beneficiary over the amount of benefits payable under the Plan, the Participant or Beneficiary may file a claim for benefits by notifying the Committee in writing of his claim. The Committee will review and adjudicate the claim. If the claimant and the Committee are unable to reach a mutually satisfactory resolution of the dispute, it will be submitted to arbitration under the rules of the American Arbitration Association. Each Participant agrees, by the execution of a Salary Reduction Agreement, that arbitration will be the sole means of resolving disputes arising under the Plan and waives, on behalf of himself and his Beneficiary, any right to litigate any such dispute in a court of law.

         8.5 Expenses of the Committee. The members of the Committee shall serve without compensation for services as such. All expenses of the Committee are paid by the Company.

         8.6 Expenses of the Plan. The expenses of administering the Plan shall be paid by the Company.

                                                      ARTICLE 9

                                                    Miscellaneous

         9.1 Plan not a contract of employment. The adoption and maintenance of the Plan does not constitute a contract between the Company and any Participant and is not a consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Company or derogates from the right of the Company to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

         9.2 No rights under Plan except as set forth herein. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto.

         9.3 Plan operations contingent on favorable Private Letter Ruling. The coordination feature of this Plan with the Goody's Qualified Plan, as described in Section 6.1, is contingent on the Company obtaining a favorable Private Letter Ruling from the Internal Revenue Service. If a favorable ruling is not received, the provisions in Section 6.1 will not apply and Distributable Amounts will be distributed only in accordance with Section 6.2.

         IN WITNESS WHEREOF, Goody's Family Clothing, Inc. has caused these presents to be executed by its duly authorized officer and its corporate seal to be hereunto affixed by authority of its Board of Directors this ______ day of
________________.

                                                   GOODY'S FAMILY CLOTHING, INC.

         [Corporate Seal]
                                              By _______________________________



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